Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-24971, No. 333-55062, No. 333-125857, No. 333-149872, No. 333-174662, and No. 333-215241) on Form S-8 of Regency Centers Corporation of our report dated June 25, 2018 with respect to the financial statements and supplemental schedule of Regency Centers 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K for the years ended December 31, 2017 and 2016.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
June 25, 2018